UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 12, 2008

INSPIRE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware                                       000-31135                                   04-3209022
(State or other jurisdiction                 (Commission                             (IRS Employer
          of incorporation)                               File Number)                           Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Fourth Circuit Affirms Dismissal of Consolidated Class Action Complaint with Prejudice

As previously disclosed by Inspire Pharmaceuticals, Inc. ("Inspire"), a Consolidated Class Action Complaint (the "CAC"), was filed on March 27, 2006 that asserted claims against Inspire and certain of its present or former senior officers or directors as described in Inspire's various reports under the Securities Exchange Act of 1934, as amended. On June 30, 2006, Inspire and the other defendants moved that the court dismiss the CAC on the grounds that it failed to state a claim upon which relief could be granted and did not satisfy the pleading requirements under applicable law. On July 26, 2007, the United States District Court for the Middle District of North Carolina (the "District Court") granted Inspire's and the other defendants' motion and dismissed the CAC with prejudice. On August 24, 2007, the plaintiffs filed an appeal to the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit").

On December 12, 2008, the Fourth Circuit issued an opinion affirming the judgment of the District Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                                     Joseph M. Spagnardi,
                                                                                     Senior Vice President, General Counsel
                                                                                     and Secretary

Dated: December 16, 2008